Exhibit 16.1

Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armaninoLLP.com

May 12, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Greenidge Generation Holdings Inc. included under Item 4.01(a) of its Form 8-K dated May 12, 2023, and we agree with the statements concerning our Firm made therein. We are not in a position to agree or disagree with other statements made in Item 4.01(b).

Very truly yours,

/s/ ArmaninoLLP

ArmaninoLLP